Exhibit 8

Dr. Reddy’s Laboratories Limited

Subsidiary companies

As of March 31, 2013

Name of the subsidiary	Country of Incorporation	Percentage of Direct/ Indirect Ownership Interest
Aurigene Discovery Technologies (Malaysia) SDN BHD	Malaysia	100	%(3)
Aurigene Discovery Technologies Inc.	USA	100	%(3)
Aurigene Discovery Technologies Limited	India	100%
beta Institut gemeinnützige GmbH (formerly beta institut fur sozialmedizinische Forschung und Entwicklung GmbH)	Germany	100	%(8)
betapharm Arzneimittel GmbH	Germany	100	%(8)
Cheminor Investments Limited	India	100%
Chienna BV (from February 15, 2013)	Netherlands	98.9	%(15)
Chirotech Technology Limited	United Kingdom	100	%(5)
DRANU LLC (from July 9, 2012)	USA	50	%(17)
Dr. Reddy’s Bio-Sciences Limited	India	100%
Dr. Reddy’s Farmaceutica Do Brasil Ltda.	Brazil	100%
Dr. Reddy’s Laboratories (Australia) Pty. Limited	Australia	100%
Dr. Reddy’s Laboratories Canada, Inc. (until September 20, 2012)	Canada	100%
Dr. Reddy’s Laboratories (EU) Limited	United Kingdom	100	%(10)
Dr. Reddy’s Laboratories ILAC TICARET Limited SIRKETI (until December 4, 2012)	Turkey	100%
Dr. Reddy’s Laboratories Inc.	USA	100	%(10)
Dr. Reddy’s Laboratories International SA	Switzerland	100	%(10)
Dr. Reddy’s Laboratories LLC, Ukraine	Ukraine	100	%(10)
Dr. Reddy’s Laboratories Louisiana LLC	USA	100	%(6)
Dr. Reddy’s Laboratories New York, Inc.	USA	100	%(13)
Dr. Reddy’s Laboratories (Proprietary) Limited	South Africa	100%
Dr. Reddy’s Laboratories Romania S.R.L	Romania	100	%(10)
Dr. Reddy’s Laboratories SA	Switzerland	100%
Dr. Reddy’s Laboratories Tennessee, LLC	USA	100	%(6)
Dr. Reddy’s Laboratories (UK) Limited	United Kingdom	100	%(5)
Dr. Reddy’s New Zealand Ltd. (formerly Affordable Healthcare Ltd.)	New Zealand	100	%(10)
Dr. Reddy’s Pharma SEZ Limited	India	100%
Dr. Reddy’s Srl (formerly Jet Generici Srl)	Italy	100	%(11)
Dr. Reddy’s Venezuela, C.A.	Venezuela	100	%(10)
DRL Impex Limited (formerly DRL Investments Limited)	India	100%
Eurobridge Consulting B.V.	Netherlands	100	%(1)
Industrias Quimicas Falcon de Mexico, S.A. de CV	Mexico	100%
Idea2Enterprises (India) Pvt. Limited	India	100%
I-Ven Pharma Capital Limited	India	100	%(2)(12)
Kunshan Rotam Reddy Pharmaceutical Co. Limited (JV)	China	51.33	%(4)
Lacock Holdings Limited	Cyprus	100%
OOO Dr. Reddy’s Laboratories Limited	Russia	100%
OOO DRS LLC	Russia	100	%(9)
OOO Alfa (formerly OOO JV Reddy Biomed Limited) (until July 16, 2012)	Russia	100%
OctoPlus N.V. (from February 15, 2013)	Netherlands	98.9	%(14)
OctoPlus Development B.V. (from February 15, 2013)	Netherlands	98.9	%(15)
OctoPlus Sciences B.V. (from February 15, 2013)	Netherlands	98.9	%(15)
OctoPlus PolyActive Sciences B.V. (from February 15, 2013)	Netherlands	98.9	%(16)
OctoPlus Technologies B.V. (from February 15, 2013)	Netherlands	98.9	%(15)
OctoShare B.V. (from February 15, 2013)	Netherlands	98.9	%(15)
Promius Pharma LLC (formerly Reddy Pharmaceuticals LLC)	USA	100	%(6)
Reddy Antilles N.V.	Netherlands	100%
Reddy beta GmbH (formerly beta Healthcare Solutions GmbH)	Germany	100	%(8)
Reddy Cheminor S.A.	France	100	%(2)
Reddy Holding GmbH	Germany	100	%(7)
Reddy Netherlands B.V.	Netherlands	100	%(1)
Reddy Pharma Iberia SA	Spain	100%
Reddy Pharma Italia SPA	Italy	100	%(7)
Reddy Pharmaceuticals Hongkong Limited (until October 19, 2012)	Hongkong	100%
Reddy US Therapeutics Inc.	USA	100	%(1)
Trigenesis Therapeutics Inc. (until December 4, 2012)	USA	100%

(1)	Indirectly owned through Reddy Antilles N.V.
(2)	Subsidiary under liquidation.
(3)	Indirectly owned through Aurigene Discovery Technologies Limited.
(4)	Kunshan Rotam Reddy Pharmaceutical Co. Limited is a subsidiary, as we hold a 51.33% stake. However, we account for this investment by the equity method and do not consolidate it in our financial statements.
(5)	Indirectly owned through Dr. Reddy’s Laboratories (EU) Limited.
(6)	Indirectly owned through Dr. Reddy’s Laboratories, Inc.
(7)	Indirectly owned through Lacock Holdings Limited.
(8)	Indirectly owned through Reddy Holding GmbH.
(9)	Indirectly owned through Eurobridge Consulting B.V.
(10)	Indirectly owned through Dr. Reddy’s Laboratories SA.
(11)	Indirectly owned through Reddy Pharma Italia SPA.
(12)	Indirectly owned through DRL Impex Limited
(13)	Indirectly owned through Dr. Reddy’s Laboratories International SA.
(14)	Indirectly owned through Reddy Netherlands B.V.
(15)	Indirectly owned through OctoPlus N.V.
(16)	Indirectly owned through OctoPlus Sciences B.V.
(17)	DRANU LLC is consolidated in accordance with guidance available in SIC-12.